UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2020

MATCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34148	59-2712887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400
Dallas, TX 75231
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	MTCH	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On September 27, 2019, Match Group, Inc. announced that the Company received a grand jury subpoena from the Department of Justice (“DOJ”) for documents relating to certain marketing-related claims in the Federal Trade Commission’s (“FTC”) ongoing lawsuit against the Company, and that the Company would cooperate with DOJ in responding to the subpoena. On September 3, 2020, the Company announced it had been notified by DOJ that the Company was released from any obligations arising from the grand-jury subpoena and that DOJ has closed its investigation. For a description of the ongoing lawsuit with the FTC (FTC v. Match Group, Inc., No. 3:19:cv-02281-K (N.D. Tex.)), see “Part II—Item 1—Legal Proceedings” of Match Group’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Match Group believes that the FTC’s lawsuit regarding Match.com’s practices, policies, and procedures is without merit and will defend vigorously against it.
References herein to “Match Group, Inc.” and “the Company” relating to events prior to the Company’s separation from IAC/InterActiveCorp (“IAC”) on June 30, 2020, refer to the company then known as “Match Group, Inc.,” which merged with and into a wholly-owned subsidiary of the company now known as Match Group, Inc. in connection with the separation from IAC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jared F. Sine
Jared F. Sine
Chief Legal Officer and Secretary

Date: September 3, 2020